UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2004

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of both registrants)

750 E. PRATT STREET, BALTIMORE, MARYLAND	21202
(Address of principal executive offices)	(Zip Code)

410-783-2800

(Registrants’ telephone number, including area code)

NOT APPLICABLE

(Former name, former address
and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On October 23, 2004, the Board of Directors of Constellation Energy Group, Inc. (“Constellation Energy”), based on recommendations by the Compensation Committee, approved non-employee director compensation for 2005, an amendment to Constellation Energy’s non-employee director deferred compensation plan and non-employee director stock ownership guidelines.

In 2005, non-employee directors will receive the following compensation:

•                  A $50,000 annual cash retainer, a $10,000 annual cash retainer for the audit committee chairperson and a $5,000 annual cash retainer for each other committee chairperson.  For 2004, each Board member received a $30,000 annual cash retainer.  The committee chairperson retainers have not changed.

•                  A common stock award with a value of approximately $50,000, which stock is subject to pro rata forfeiture if Board service ceases during the year.  For 2004, each Board member received a restricted common stock award with a value of approximately $35,000.

•                  A $1,250 fee for each regular or special Board or Board committee meeting attended.

•                  Reasonable travel expenses to attend meetings.

Under newly adopted stock ownership guidelines, each non-employee director is required to own an amount of Constellation Energy common stock (including deferred stock units) equal to five times the annual cash retainer ($250,000 based on the 2005 annual retainer).  Each current director will have five years from the adoption of the guidelines to achieve compliance.  New directors will have five years from the date on which they are named as a director.  The Compensation Committee has removed restrictions from outstanding restricted stock grants that prohibit each director from selling or otherwise transferring the restricted stock until the end of the director’s Board service, as the restrictions are no longer necessary in light of the stock ownership guidelines.

As in 2004, directors will have an opportunity to elect to defer some or all of their cash retainers into deferred stock units or into a cash account and to defer some or all of their fees into a cash account.  In addition, the Board has authorized an amendment to the Constellation Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors, to be made by January 1, 2005, to allow non-employee directors to defer some or all of their restricted stock award into deferred stock units.  Deferred stock units are bookkeeping entries that track the performance of Constellation Energy common stock and are not actual shares of stock.  The bookkeeping entries reflect Constellation Energy common stock price changes, dividends, stock splits and other capital changes.  At the end of their Board service, directors receive cash based on the value of their deferred stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	October 25, 2004	/s/ E. Follin Smith
E. Follin Smith, Executive Vice President and Principal Financial Officer of Constellation Energy Group, Inc.